PIMCO VARIABLE INSURANCE TRUST

RULE 10f-3 TRANSACTIONS - From July 1, 2001 to December 31, 2001

Fund Description
Trade Date
Broker
"Syndicate Members"
% of Issuance Purchased
Price

PVIT Total Return Bond Portfolio
GMACC 2001-WTC A2 144A SEQ 1M+37
8/8/2001
Goldman Sachs
"Goldman Sach & Co.
Deutsche Banc Alex. Brown Inc.
Merrill Lynch & Co.
"Newman & Associates, Inc."
0.36%
100.00000

PVIT High Yield Bond Portfolio
ARMKEL FINANCE 144A SR SUB NT
8/14/2001
J.P. Morgan
J.P. Morgan Deutsche Banc Alex. Brown Inc.
0.44%
99.32300

PVIT Low Duration Bond Portfolio
CONOCO FUNDING CO GLOBAL
10/3/01
First Boston
"Credit Suisse First Boston Corp.
J.P. Morgan Securities
Salomon Smith Barney
Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
Royal Bank of Scotland PLC (US)"
0.01%
99.8560

PVIT Total Return Bond Portfolio
EL PASO/GEMSTONE INV LTD 144A
10/25/01
First Boston
"Credit Suisse First Boston Corp.
Bayerische Hypo-Und Vereinsbank AG
J.P. Morgan Securities
SG Cowen Securities Corp.
West Deutsche Landesbank Girozentra"
0.07%
100.0000

PVIT High Yield Bond Portfolio
BRL UNIVERSAL EQUIPMENT 144A
10/16/01
First Union
"Deutsche Banc Alex. Brown Inc.
First Union Securities
Banc One Capital Markets
Scotia Capital Inc."
0.20%
100.5000

PVIT High Yield Bond Portfolio
DIMON INCORPORATED SR NT 144A           	1
0/25/01
First Union
"Wachovia Securities Inc.
Deutsche Banc Alex. Brown Inc.
ING Barings Capital
Suntrust Capital Markets"
0.18%
100.0000

PVIT High Yield Bond Portfolio
EL PASO/GEMSTONE INV LTD 144A
10/25/01
First Boston
"Credit Suisse First Boston Corp.
Bayerische Hypo-Und Vereinsbank AG
J.P. Morgan Securities
SG Cowen Securities Corp.
West Deutsche Landesbank Girozentra"
0.16%
100.0000

PVIT High Yield Bond Portfolio
AT&T CORP PRIV 144A W/RR
11/15/01
Goldman Sachs
"Credit Suisse First Boston Corp.
Goldman Sachs & Co.
Salomon Smith Barney
Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
Banc One Capital Markets
Banca Commerciale Italiana
Bank of Tokyo-Mitsubishi LTD, London
Barclays Capital
BNP Paribas
HSBC Securities
Mizuho International PLC
Royal Bank of Scotland PLC (US)
Wachovia Securities Inc.
Williams Capital Group LP"
0.02%
99.6530



PVIT High Yield Bond Portfolio
AT&T CORP PRIV 144A
11/15/01
Salomon Brothers
"Credit Suisse First Boston Corp.
Goldman Sachs & Co.
Salomon Smith Barney
Deutsche Banc Alex. Brown Inc.
Banc of America Securities LLC
Banc One Capital Markets
Banca Commerciale Italiana
Bank of Tokyo-Mitsubishi LTD, London
Barclays Capital
BNP Paribas
HSBC Securities
Mizuho International PLC
Royal Bank of Scotland PLC (US)
Wachovia Securities Inc.
Williams Capital Group LP"
0.01%
98.9260



PVIT High Yield Bond Portfolio
HOST MARRIOTT LP PRIV 144A
12/6/01
Bank of America
"Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
Bank of Nova Scotia (US)
Bear Stearns & Co. Inc.
Credit Lyonnais Securities (USA)
Credit Suisse First Boston Corp.
Goldman Sachs & Co.
Merrill Lynch & Co.
Morgan Stanley
Societe Generale"
0.33%
100.0000



PVIT High Yield Bond Portfolio
OM GROUP INC 144A W/RRTS
12/7/01
First Boston
"Credit Suisse First Boston Corp.
ABN AMRO
Banc One Capital Markets
Barclays Capital
Credit Lyonnais Securities (USA)
Lehman Brothers
Natcity Investments
Scotia Capital Inc."
0.13%
100.0000